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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Click2learn, Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change for the method in accounting for goodwill and other intangible assets.

KPMG LLP

Seattle, Washington
July 21, 2003

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  Exhibit 23.1